Exhibit 21

STANDEX INTERNATIONAL CORPORATION AND SUBSIDIARIES

SUBSIDIARIES OF REGISTRANT

Information is set forth below concerning all operating subsidiaries of the Company as of June 30, 2015 (except subsidiaries which, considered in the aggregate do not constitute a significant subsidiary).

Jurisdiction of

Name of Subsidiary

Incorporation

Associated American Industries, Inc.

Texas

Custom Hoists, Inc.

Ohio

Dornbusch & Cia Industria E. Comercio Ltda.

Brazil

Mold-Tech Singapore Pte. Ltd.

Singapore

Nor-Lake, Incorporated

Wisconsin

Northlake Engineering, Inc.

Wisconsin

Precision Engineering International Limited

United Kingdom

S. I. de Mexico S.A. de C.V.

Mexico

Standex de Mexico S.A. de C.V.

Mexico

Standex Electronics, Inc.

Delaware

Standex Electronics (U.K.) Limited

United Kingdom

Standex Engraving L.L.C.

Virginia

Standex Europe B.V.

The Netherlands

Standex Holdings Limited

United Kingdom

Standex International GmbH

Germany

Standex International Limited

United Kingdom

Standex International S.r.l.

Italy

Standex (Ireland) Limited

Ireland

SXI Limited

Canada

Ultrafryer Systems, Inc.

Georgia